RAVEN MOON ENTERTAINMENT, INC.






                              2002 PROXY STATEMENT



                        Annual Meeting of Shareholders of
                 Raven Moon Entertainment, Inc. will be held at:




                           Renaissance Orlando Resort
                              6677 Sea Harbor Drive
                             Orlando, FL 32821-8092




                               on November 8, 2002






Whether or not you expect to attend in person, we urge you to vote your shares by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

                         RAVEN MOON ENTERTAINMENT, INC.
                      120 International Parkway, Suite 220
                             Heathrow, Florida 32746


Dear Fellow Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of the Stockholders of Raven Moon Entertainment, Inc. to be held at Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092 on November 8, 2002 at 9:00 a.m. local time. We are pleased to enclose the notice of our 2002 Annual Stockholders' meeting, together with the attached Proxy Statement, a proxy card and an envelope for returning the proxy card. Also enclosed is Raven Moon Entertainment, Inc.'s 2001 Annual Report to Stockholders.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

     Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

     If you have any questions or need assistance on how to vote your shares, please call Joseph DiFrancesco, President at (407) 304-4764.



Sincerely,


/s/  Joseph DiFrancesco
-----------------------------
     Joseph DiFrancesco
     President


October 10, 2002

                         RAVEN MOON ENTERTAINMENT, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                    THE OWNERS OF COMMON STOCK OF RAVEN MOON
                               ENTERTAINMENT, INC.


To Fellow Stockholders:


     The Annual Meeting of the Shareholders of Raven Moon Entertainment, Inc. (the "Company") will be held at - Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092, on November 8, 2002, at 9:00 a.m. local time. The purposes of the meeting are:

     1.   The election of five directors for the one-year term ending in 2003;
          and

     2. Transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set October 8, 2002 as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

     1.   receive notice of the meeting, and

     2. vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of shareholders as of the close of business on October 8, 2002, for inspection during normal business hours from October 8, 2002 through November 9, 2002, at the offices of Raven Moon Entertainment, Inc. located at 120 International Parkway, Suite 220 Heathrow, Florida 32746, Orlando, Florida 32826. This list also will be available at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our shareholders as possible.

By Order of the Board of Directors


/s/  Joseph DiFrancesco
-----------------------------
     Joseph DiFrancesco
     President


Orlando, Florida
October 10, 2002


     The enclosed proxy is being solicited on behalf of the Board of Directors of Raven Moon Entertainment, Inc. See our question and answer section for information about voting, how to revoke a proxy, and how to vote shares in person.

     We urge each shareholder to promptly sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                         RAVEN MOON ENTERTAINMENT, INC.
                      120 International Parkway, Suite 220
                             Heathrow, Florida 32746





                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                           To Be Held November 8, 2002
                              --------------------



     This Proxy Statement, which was first mailed to shareholders on or about October 14, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Moon Entertainment, Inc. (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at 8:00 a.m. on November 8, 2002, at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

     The mailing address of our principal executive office is 120 International Parkway, Suite 220, Heathrow, Florida 32746. We are first sending the proxy materials to shareholders on October 14, 2002.

     All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only owners of records of shares of Common Stock at the close of business on October 8, 2002 are entitled to vote at the Annual Meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of Common Stock held. As of the close of business on October 8, 2002, there were 486,856,366 shares of Common Stock issued and outstanding. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purposes of determining whether a proposal has received a majority vote, abstentions will not be included in the vote totals with the result that an abstention will have no effect on the vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (the broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

     The Company's Annual Report to Shareholders accompanies this Proxy
Statement.

                           QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

1.   What is a proxy?

     It is your legal designation of another person to vote stock you own.
That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Richard
L. Brown & Company, P.A. have been designated as proxies for the 2002 Annual Meeting of Shareholders.

2.   What is a proxy statement?

     It is a document the Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating Richard
L. Brown & Company, P.A. as proxies to vote on your behalf.

3. What is the difference between a share owner of record and a share owner who holds stock in street name?

     If your shares are registered in your name, you are a share owner of record. If your shares are in the name of your broker or bank, your shares are held in street name.

4.   How do you get an admission card to attend the meeting?

     If you are a share owner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

     If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

5.   What different methods can you use to vote?

     (a)  In Writing. - All share owners can vote by written proxy card.

     (b) In Person. - All share owners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.   What is the record date and what does it mean?

     The record date for the 2002 Annual Meeting of Shareholders is October 8, 2002. The record date is established by the Board of Directors as required by Florida law. Owners of Common Stock at the close of business on the record date are entitled:

     (a)  to receive notice of the meeting, and

     (b) to vote at the meeting and any adjournments or postponements of the meeting.

7.   How can you revoke a proxy?

     A share owner can revoke a proxy by any one of the following three actions:

     (a)  giving written notice to the Secretary of the Company,

     (b)  delivering a later dated proxy, or

     (c)  voting in person at the meeting.

8.   Are votes confidential? Who counts the votes?

     We will continue our long-standing practice of holding the votes of all share owners in confidence from Directors, Officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We also will retain our independent auditing CPA to receive and tabulate the proxies and to certify the results of the elections.

9. What are your voting choices when voting for Director nominees, and what vote is needed to elect Directors?

     In voting on the election of Director nominees to serve until the 2003 Annual Meeting of Shareholders, shareholders may vote in one of the following ways:

     (a)  in favor of all nominees,

     (b)  withhold votes as to all nominees, or

     (c)  withhold votes as to specific nominees.

Directors will be elected by a majority.

The Board recommends a vote "FOR" each of the nominees.

10. What if a share owner does not specify a choice for a matter when returning a proxy?

     Share owners should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees.

11.  How are abstentions and broker non-votes counted?

     Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

                              ELECTION OF DIRECTORS


     The Members of our Board of Directors are elected on an annual basis for one-year terms. The stockholders will vote at this Annual Meeting for the election of five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2003. Joseph DiFrancesco, Bernadette DiFrancesco, Stephen Chrystie, Norman P. Weinstock and Anthony Arcari have been nominated to stand for re-election for a one-year term ending in 2003. Each elected nominee will hold office until our 2003 annual meeting and until his successor is elected and qualified.

     We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

     The Board of Directors recommends a vote FOR the election of Joseph DiFrancesco, Bernadette DiFrancesco, Stephen Chrystie, Norman P. Weinstock and Anthony Arcari as Directors.

Nominees for Director for the Term Expiring in 2003:

Joey DiFrancesco has served as a director and the President of the Company since November 1999. Mr. DiFrancesco has been a producer and director of children's television programs for more than 20 years. Prior to that, he was employed in the music publishing and record production business in New York City with Laurie Records, RCA, Columbia/Sony and MCA. From 1994 to November 1997, Mr. DiFrancesco served as the president and a director of St. Anthony's Entertainment, Inc., an entertainment company he founded. From January 1997 to January 1999, Mr. DiFrancesco served as president and a director of International Resorts and Entertainment, Inc., a Florida corporation in the vacation club business. This company was merged into Raven Moon in December 1998. Mr. DiFrancesco has been self-employed in the fields of television, audio and video programming for more than the past ten years. From November 1999 to date, Mr. DiFrancesco has served as President of Raven Moon, Inc., a Florida corporation in the entertainment industry. Mr. DiFrancesco also serves as director of this company. From 1994 to date, Mr. DiFrancesco has served as President and a director of J & B DiFrancesco, Inc., a Florida corporation in the entertainment business.

Bernadette DiFrancesco has served as Vice President and a director of the Company since November of 1999. Mrs. DiFrancesco has been self-employed with her husband, Joey DiFrancesco for more than 20 years during which time she and Mr. DiFrancesco have produced television programs, developed the "Praise-R-cise" alternative to aerobic dancing, and produced 26 half hour episodes of "Curly's Kids" with former Harlem Globetrotter star Curly Neil, among other ventures. She has been actively involved in development of all of our present intellectual properties above. From January 1994 to January 1997, Mrs. DiFrancesco served as vice president of St. Anthony's Entertainment, Inc., a Florida corporation in the entertainment business. From January 1997 to January 1999, Mrs. DiFrancesco served as vice president of International Resorts and Entertainment, Inc., a vacation club company that merged into Raven Moon in December 1998. From 1994 to date, Mrs. DiFrancesco has served as Vice President and a director of J & B DiFrancesco, Inc., a Florida corporation in the entertainment business.

Stephen Chrystie has served as a Director of the Company since November 1999. Mr. Chrystie was a practicing attorney in the state of California from 1963 until his retirement in 1998. He specialized in banking, bankruptcy, commercial and entertainment law. Mr. Chrystie now serves as the Director of a non-profit corporation serving at-risk youth, with offices in Los Angeles, California. On September 10, 1999, Mr. Chrystie, both individually and as Stephen Chrystie and Associates, filed for chapter 7 bankruptcy under case number LA99-42167TD. Both cases were discharged on January 10, 2000.

Norman P. Weinstock has a Bachelors of Science. Degree in Business Administration. Having spent over 20 years in the dental industry, Mr. Weinstock is the President of the Zahn Dental Company. He formed a partnership with the Henry Schein Company to purchase the Zahn Dental Company, which is now the world's largest dental laboratory supply company. He is also Vice President of Henry Schein, Inc. and President of the Dental Manufacturers of America.

Anthony Arcari is a graduate of the Boston School of Mechanical Dentistry, Boston MA. He has spent many years in the Dental Lab business and presently owns Affordable Family Dental Clinic in Boston.

Information Regarding Beneficial Ownership Of Principal Shareholders, Directors and Management

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each Director and Officer, by all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, and all of our executive officers and Directors as a group, as of March 31, 2002:


     -------------------------------------- --------------------- -------------
                                                                        %
     Name and Address of Beneficial Owner      Number of Shares     Ownership

     -------------------------------------- --------------------- -------------

     Joseph & Bernadette DiFrancesco(1)
     2221 Springs Landing Blvd.                  42,000,000           13.23
     Longwood, FL 32779
     -------------------------------------- --------------------- -------------

     Stephen Chrystie (2)
     270 N. Cannon Drive                            576,680             *
     Beverly Hills, CA 90210
     -------------------------------------- --------------------- -------------

     Thomas Hotopp
      2531 Symphony Lane                          1,237,280             *
     Dayton, OH 45449
     -------------------------------------- --------------------- -------------

     Anthony E. Arcari
     1 Strawberry Lane                            1,731,408             *
     N. Reading, MA 01864
     -------------------------------------- --------------------- -------------

     Norman Weinstock
     43 Crest Road                                1,570,360             *
     Framingham, MA 01702
     -------------------------------------- --------------------- -------------

     Donald L. Hacker
     11673 Ramsdell Ct.                           3,800,000            1.19
     San Diego, CA 92131
     -------------------------------------- --------------------- -------------

     Royce Rumsey
     264 Cajon                                    2,700,000             *
     Laguna Beach, CA 92651
     -------------------------------------- --------------------- -------------

          All executive officers and             53,615,728           16.9
          directors as a group (1),(2)
     -------------------------------------- --------------------- -------------

* Less than 1%

(1) Includes 12,650,520 shares owned by Mr. and Mrs. DiFrancesco as joint tenants, and 30,000,000 shares held by the Bernadette DiFrancesco Trust of which Joseph and Bernadette DiFrancesco are co-trustees.

(2) The numbers set forth above include warrants to purchase up to 2,500,000 shares of the Company's Common Stock issued to each of Mr. DiFrancesco, Mrs. DiFrancesco and Mr. Chrystie. The warrants were issued April 5, 2000 and expire April 5, 2003 and are exercisable at any time prior to expiration at an exercise price of $.044 per share.

Information Regarding Executive Compensation


The following table discloses compensation received for the three fiscal yeard ended December 31, 2001 by the Named Executive Officers. Except for $5,000, the Company did not pay the bulk of their salaries to either of these individuals during the fiscal year ended December 31, 2001. The Company did provide medical insurance and leased vehicles as discussed below.



---------------------------- ------ ----------------- ---------------------

                                       Accrued and      Other Compensation
Name and Principal Position   Year    Unpaid Salary           Paid

---------------------------- ------ ----------------- ---------------------
Joseph DiFrancesco(1)
   President                  1999       $43,200
---------------------------- ------ ----------------- ---------------------
                              2000       331,200(2)
---------------------------- ------ ----------------- ---------------------
                              2001       685,480(2)
---------------------------- ------ ----------------- ---------------------

---------------------------- ------ ----------------- ---------------------
Bernadette DiFrancesco(2)
   Vice President             1999
---------------------------- ------ ----------------- ---------------------
                              2000
---------------------------- ------ ----------------- ---------------------
                              2001       685,480
---------------------------- ------ ----------------- ---------------------

---------------------------- ------ ----------------- ---------------------

(1) On June 1, 1997, one of our predecessors, International Resorts and Entertainment Group, Inc., entered into an employment agreement with Joey DiFrancesco, our President. This agreement was amended on November 3, 1998 and again on November 19, 1999. The agreement, as amended, provides that Mr. DiFrancesco is employed as President and Chief Executive Officer for a seven-year term of employment commencing November 16, 1999. The initial yearly salary was $180,000, with 20% increases per year, plus an annual bonus of 3.5% to 10% of that year's annual salary, subject to certain conditions and approval by the Board of Directors. Mr. DiFrancesco has the right and option to renew the agreement for an additional 7-year term. If Mr. DiFrancesco is removed as President or Chief Executive Officer, or his duties diminished without his consent, or if we do not renew the agreement and he does not consent to such nonrenewal, then Mr. DiFrancesco is entitled to receive an amount equal to the full 7 year's salary, if the termination or nonrenewal is without justification, or an amount equal to 50% of the full 7 years' salary payable in four annual installments. As amended on November 19, 1999, the agreement also provides for Mr. DiFrancesco and his wife to receive a "Founders" royalty of 10% of any and all gross entertainment revenues received by the company in conjunction with any entertainment projects developed and/or produced by the company during the term of his employment. Such royalty is to be paid to them annually between each November 16th and December 31st in perpetuity. As of December 31, 2001, we owed Mr. DiFrancesco $685,480 in accrued and unpaid combined salaries.

(2) We also entered into an employment agreement with Bernadette DiFrancesco on June 1, 1997, as amended on November 3, 1998, and amended again on November 16, 1999. Mrs. DiFrancesco's agreement is identical in terms to that of Mr. DiFrancesco, except that she is employed as Vice President and Secretary, and her initial annual salary was $60,000. Her salary also is subject to a 20% annual increase. Mrs. DiFrancesco also may be paid an annual bonus of 3.5% to 10% of her annual salary, based on performance over projections and subject to approval by the board of directors. If Mrs. DiFrancesco is removed as Vice President or Secretary, or her duties diminished without her consent, or if we do not renew the agreement and she does not consent to such nonrenewal, then Mrs. DiFrancesco is entitled to receive an amount equal to the full 7 year's salary, if the termination or nonrenewal is without justification, or an amount equal to 50% of the full 7 years' salary payable in four annual installments. As amended on November 19, 1999, the agreement provides for Mrs. DiFrancesco to receive with her husband the "Founders" royalty referenced above. As of December 31, 2001, the Company owed Mrs. DiFrancesco $685,480 in accrued and unpaid salaries.

The Company lease two automobiles for use by Joey and Bernadette DiFrancesco. Each lease was recently renewed for a three-year term. One lease is for $300 per month, and the other is for $833 per month.

Section 16(a) Beneficial Ownership Reporting Compliance

     Executive officers, directors and certain persons who own more than 10 percent of the Company's Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

     o to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission ("SEC"), and

     o    to furnish us with copies of these reports.

Mr. Arcari did not file a report on Form 3 at the time that he became a director on September 1, 2001.

Mr. Chrystie did not timely file a report on Form 5 for the year ending December 31, 2000 covering three separate transactions. In addition, Mr. Chrystie did not file a Form 4 covering one transaction occurring in August 2001.

Mr. DiFrancesco did not timely file the Form 5 for the year ended December 31, 2000. In addition, he did not timely file three Form 4's for transactions occurring in February 2001, April 2001 and May 2001.

Mrs. DiFrancesco did not timely file the report on Form 5 for the year ended December 31, 2000. In addition, she did not timely file three Form 4's for transactions occurring in February 2001, April 2001 and May 2001.

Joseph and Bernadette DiFrancesco, Inc. did not file a report on Form 5 for the year ended December 31, 2000.

Mr. Hacker did not file a report on Form 3 at the time that he became a director on September 1, 2001.

Mrs. Mouery did not file a Form 3 upon acquiring 10% of the outstanding stock of the Company.

Mr. Rumsey did not file a report on Form 3 at the time that he became a director on September 1, 2001.

Mr. Weinstock did not timely file a report on Form 3 at the time that he became a director on September 1, 2001.

Information about Committees of the Board and Meetings

     The Board of Directors met one time during the 2001 fiscal year, and took action by written consent numerous times. The Board of Directors currently has no committees and none are anticipated at this time.

     We previously issued 50,000 shares of our common stock to Stephen Chrystie in consideration for his agreement to act as a Director. In 1998, we issued 2,668 shares to Mr. Chrystie as compensation for legal services. As adjusted for the 10-1 forward split on January 1, 2001, these shares now total 526,680.

     In April 2000, we issued to each director warrants to purchase up to 250,000 shares of the Company's Common Stock at an offering price equal to 80% of the average closing prices for the Company's Common Stock for the five trading days immediately following the date that the Company's Common Stock commences trading in the over-the-counter market. On March 28, 2001, the Board of Directors amended the exercise price to $.0001 per share. The number of shares has been increased to 2,500,000 as a result of the 10-for-1 forward split. The warrants expire April 17, 2003 and are exercisable at the election of the holder thereof at any time during such period

Option Grants

See Executive Compensation Notes 1 and 2.

Options Exercised

No options were exercised during the 2001 fiscal year.

Employment Agreements

See Executive Compensation Notes 1 and 2.

Certain Relationships and Related Transactions

Raven Moon, Inc. owed the company $266,232 as of December 31, 2000, which was repaid during 2001. Currently Raven Moon, Inc. does not owe Raven Moon International, Inc. any debt and subsequently there are no royalties or debts owed to Raven Moon, Inc. by Raven Moon International, Inc. In addition, Raven Moon, Inc. does not own any common or preferred shares whatsoever in Raven Moon International, Inc.

     The merger of Ybor City Shuttle Service, Inc., Raven Moon Entertainment and International Resorts and Entertainment Group, Inc. on December 31, 1998, resulted in Joey DiFrancesco and Bernadette DiFrancesco becoming shareholders in the Company, both individually and as owners of corporate entities they control, and both are now officers and directors of the company.

     On April 11, 2000, we entered into an agreement with Joseph and Bernadette DiFrancesco whereby we acquired a one-year option to the rights to the "Gina D Kid's Club" program, certain cartoon characters featured in the program, and the music publishing rights to songs written for and used in the program, in exchange for 30,000,000 shares of our common stock. We agreed to register the shares in our planned public offering. The agreement provides for the grant of the rights for one year. During this one-year period, we must provide the funding necessary to produce a minimum of 10 half-hour episodes of the program and two home video products which will cost approximately $1,900,000.00.. In addition to getting the television program on the air, we must place the home video product on the market through retail stores, the Home Shopping Network or Christian television outlets, bookstores and schools. If we comply with the foregoing requirements, we will have all rights, including licensing and merchandising to the program and videos for the one-year term and an additional 20-year period. All rights will revert back to Mr. and Mrs. DiFrancesco after the 20-year period.

     We owe John Pierce, as Trustee, approximately $ 40,000 plus accrued interest of $ 8,717 as of December 31, 2001. The debt is evidenced by a promissory note, which bears interest at the rate of 10% per annum and each of which is due December 7, 2001. The principal amounts of the notes are $40,000. Mr. Pierce is a former director of the company and is a current shareholder. The notes are unsecured.

     Mr. DiFrancesco and his wife own all the copyrights and trademarks to "Gina D's Kids Club" which are optioned to the Company through April 1, 2003.

     Effective January 1, 2001, we entered into a Talent Agreement with Gina Mouery, the hostess for the "Gina D's Kids Club show. Ms. Mouery is the daughter of Joseph and Bernadette DiFrancesco. Under the terms of the agreement, Ms. Mouery granted us an exclusive, worldwide license to use her name, the registered name "Gina D", her likeness and performance for the "Gina D's Kids Club" program. The term of the license is ten years. We are obligated to pay Ms. Mouery a monthly advance of $2,000 against five percent of any and all gross revenues from the show we receive from any source and any media throughout the world during the term of the license and for ten years following the term of the license. We agreed to either reimburse her or pay her $835 a month for a leased car during the first two years of the agreement. We also granted Ms. Mouery options to purchase up to 10,000,000 shares of our common stock at an exercise price of $.02 per share. Of these options 7,000,000 were vested and exercised in January 2001. Of the remaining options, 2,000,000 will vest and be exercisable as of January 1, 2002, and 250,000 will vest and be exercisable on January 1 for each of the calendar years 2003 through and including 2006. We agreed to register the shares issuable upon exercise of the option, either through a registration on Form S-8 or through some other form of registration permitted under applicable securities laws. In January 2002,this agreement was amended and additional 2,000,000 options were issued to Ms. Mouery.


                PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company for inclusion in the Company's proxy, notice of meeting, and proxy statement relating to the 2003 Annual Meeting by December 31, 2002.


                           EXPENSES AND OTHER MATTERS

     We will pay the cost of preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith. The Company has requested brokers, nominees, fiduciaries, and other custodians who hold shares of the Company's Common Stock in their names to solicit Proxies from their clients who own such shares, and the Company has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors, and regular employees of the Company, at no additional compensation, may request a return of Proxies by personal interview or by telephone, telecopier, or telegraph.

     We do not intend to present any further items of business at the Annual Meeting and know of no such items that will or may be presented by others. If, however, any other matter properly comes before the meeting, the person named in the enclosed Proxy form will vote thereon in such manner as he/she may in his/her discretion determine.

     The following documents are incorporated by reference into this Proxy Statement from the Annual Report to Shareholders accompanying this Proxy
Statement:

     o Financial Statements of the Company for the fiscal year ended December 31, 2001.

     o Management's Discussion and Analysis of the financial condition and results of operations of the Company for the fiscal year ended December 31, 2001.

     A manually signed copy of the report of the Company's independent accountants has been filed as part of this Proxy Statement with the Securities and Exchange Commission.

     The Company will provide you, without charge upon written request, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended for the fiscal year ended December 31, 2001. If you would like a copy of the Form 10-KSB, please write to Joseph DiFrancesco, President, 120 International Parkway, Suite 220 Heathrow, Florida 32746. A copy of any of the exhibits filed with the Form 10-K will be furnished to you upon your written request and upon receipt of payment of a reasonable fee to cover our reasonable expenses in furnishing you the exhibit.


                                            By Order of the Board of Directors,



                                            Joseph DiFrancesco, President

Orlando, Florida
October 10, 2002


                  PLEASE DATE, SIGN, AND IMMEDIATELY RETURN THE
             ACCOMPANYING PROXY IN THE ENCLOSED, ADDRESSED ENVELOPE.